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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549
                                     FORM 8-K

                                  CURRENT REPORT


     Pursuant to Section 13 or 15 (d) of
                         The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  October 30, 2002



                            KEMET Corporation
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(Exact name of registrant as specified in its charter)




     Delaware                      0-20289                  57-0923789
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(State or other             (Commission File Number)       (IRS Employer
  jurisdiction)                                         Identification No.)


2835 KEMET Way,  Simpsonville, SC                          29681
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(Address of principal executive offices)                 (Zip Code)



Registrants telephone number, including area code:  (864) 963-6300























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Greenville, South Carolina - October 24, 2002 - KEMET Corporation, NYSE:KEM
announces that Dr. Jeffrey Graves has been named President and Chief Operating Officer, effective immediately. Dr. Graves previously served as Vice President -Engineering and Technology. Since joining KEMET in July 2001, his leadership has significantly enhanced KEMET's research and development activities, resulting in an increased flow of innovative high-performance tantalum, ceramic, and aluminum capacitor solutions. These innovations have positioned KEMET to continue to earn a greater share of our customers' capacitor dollars as the recovery in the electronics industry occurs.

Prior to joining KEMET, Dr. Graves held a number of key leadership positions with General Electric's Corporation Research and Development Center, and with their Power Systems Division. While at GE, Jeff led global teams spanning the US, Eastern Europe, India and Japan, to deliver advanced power generation products and services to customers world-wide. Jeff holds a PhD in Metallurgical Engineering and was also among the first Master Black Belt's certified in GE's Six Sigma program

KEMET Chairman and CEO David E. Maguire, "We have been very impressed with Jeff's accomplishments since he joined KEMET, in particular his demonstrated leadership in managing teams and achieving difficult objectives in a timely manner. Jeff's broad base of business experience will help KEMET leverage its world's most successful electronics companies, to take advantage of opportunities in the evolving electronics marketplace."

KEMET Corporation provides industry leading, high performance capacitor Solutions, including the world's most complete line of surface-mount capacitor technologies across tantalum, ceramic, and solid aluminum dielectrics, delivered with perfect quality and 100 percent on-time delivery to any customer location in the world. KEMET's common stock is listed on The New York Stock Exchange under the symbol KEM.



























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                                  SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned thereunto duly authorized.

                                   KEMET Corporation


Dated:  October 30, 2002           /S/ D. Ray Cash

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                                   D. Ray Cash
						  Senior Vice President, Chief Financial
                                   Officer and Assistant Secretary
                                   (Principal Accounting and Financial
                                   Officer)